Exhibit (a)(1)(E)

NOTICE OF VOLUNTARY OFFERING INSTRUCTIONS (VOI)

PHH CORPORATION

Offer to Exchange Any and All 6.00% Convertible Senior Notes Due 2017
CUSIP No. 693320 AQ6

for cash and shares of Common Stock of PHH Corporation
CUSIP No. 693320202

Pursuant to its
Offer to Exchange, dated May 6, 2015
(as supplemented or amended from time to time, the “Offer to Exchange”)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 15, 2015, UNLESS THE OFFER IS EXTENDED BY PHH CORPORATION (SUCH DATE, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE NOTES HAVE BEEN ACCEPTED FOR EXCHANGE.

By the execution hereof, the undersigned hereby acknowledges receipt of (1) the Offer to Exchange, dated May 6, 2015, relating to the offer to exchange (the “offer”) any and all 6.00% Convertible Senior Notes Due 2017 (the “Notes”) of PHH Corporation, a Maryland corporation (“PHH,” “we,” “our” and “us”), for consideration per each $1,000 principal amount of validly tendered and accepted Notes of $1,125.00 in cash, plus accrued and unpaid interest from June 15, 2015 to, but excluding, the Settlement Date (as defined in the Offer to Exchange), and a number of shares of PHH’s common stock, par value $0.01 per share (the “Common Stock”) (together, the “Offer Consideration”), which number of shares will be fixed by 4:30 p.m., New York City time, on the Expiration Date and will be equal to the sum of the Daily Settlement Amounts (as defined in the Offer to Exchange) for each VWAP Trading Day (as defined in the Offer to Exchange) during the Observation Period (as defined in the Offer to Exchange, and (2) the letter of transmittal (as supplemented or amended, this “Letter of Transmittal”). We urge you to review the Offer to Exchange for the terms and conditions of the offer. Certain terms used but not defined herein have the meaning given to them in the Offer to Exchange.

The Exchange Agent and the Information Agent for the offer is:

Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006

Attn: Corporate Actions
Bank and brokers call: (212) 430-3774

All other call toll-free: (866) 924-2200

By facsimile transmission (for Eligible Institutions Only): (212) 430-3775

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO EXCHANGE AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT.

The undersigned hereby tenders pursuant to the offer, on the terms and subject to the conditions of the offer as described in the Offer to Exchange, the Notes identified in the table below. The undersigned hereby agrees to be bound by the terms and conditions of the offer as set forth in the Offer to Exchange and agrees that the Company may enforce such agreement against the undersigned. The undersigned hereby certifies that such Notes are credited to its DTC Free Account and authorizes DTC to deduct such Notes from that account and credit such Notes to the account for the offer established by the Exchange Agent in accordance with DTC Rules, Voluntary Offerings Procedures and other applicable procedures.

Notes Tendered	Principal Amount of Notes Tendered
CUSIP NO. 693320 AQ6	$

This form should be used only for tenders after 5:00 p.m., New York City time, on the Expiration Date. Otherwise, tenders should be made through DTC’s system or otherwise as described in the Offer to Exchange.

A DTC participant tendering via VOI should fill out and sign this form and then fax it to the Exchange Agent, at its fax number set forth above. Immediately after faxing this VOI, the DTC participant should telephone the Exchange Agent, at its telephone number set forth above to confirm receipt and discuss any other steps it may need to take.

This VOI must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC participant as the owner of the Notes being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Signature:

Capacity:

Contact Person:

Telephone Number:

Date:

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders and withdrawals of tenders of Notes will be determined by the Company in its sole discretion. The Company’s determination will be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company and the Exchange Agent reserve the absolute right to reject any or all tenders or withdrawals of Notes that are not in proper form or the acceptance of which would, in the Company’s judgment or in the judgment of the Exchange Agent or its counsel, be unlawful. The Company and the Exchange Agent also reserve the right to waive any defects, irregularities or conditions of tender or withdrawal as to particular Notes either before or after the Expiration Time (as defined in the Offer to Exchange) on the Expiration Date (including the right to waive the ineligibility of any security holder who seeks to tender Notes in the offer). A waiver of any defect or irregularity with respect to the tender or withdrawal of any Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender or withdrawal of any other Notes except to the extent the

Company may otherwise so provide. The Company will interpret the terms and conditions of the offer and the Company’s determination will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes for exchange must be cured within the period of time the Company determines. Tenders of Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. None of the Company, its management, its board of directors, the Financial Advisor, the Exchange Agent, the Information Agent, or any other person will be under any duty to give notification of any defect or irregularity in any tender or withdrawal of Notes, or will incur any liability to any holder for failure to give any such notification.

All tendering holders, by execution of a Letter of Transmittal or this Voluntary Offering Instructions form or a facsimile thereof or hereof, or delivery of an agent’s message through ATOP, waive any right to receive notice of the acceptance for purchase of their Notes.

NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE EXCHANGE AGENT OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY HOLDER OF NOTES AS TO WHETHER TO TENDER ANY NOTES OR REFRAIN FROM TENDERING NOTES IN THE OFFER. NONE OF THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE OFFER TO EXCHANGE OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION OR GIVES ANY SUCH INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, ITS MANAGEMENT OR BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT.